                                                                    EXHIBIT 10.2

                                  JUNE 14, 2002




                     LIMITED LIABILITY COMPANY "GEOILBENT"


                                   AS BORROWER


                                     - AND -

                         HARVEST NATURAL RESOURCES, INC.

                                    AS LENDER


                                   ----------

                           SUBORDINATED LOAN AGREEMENT
                                  US$2,500,000
                            LONG-TERM CREDIT FACILITY

                                   ----------

CONTENTS


Clause                                               Clause Heading                                      Page
------                                               --------------                                      ----
1.  INTERPRETATION..........................................................................................2

2.  REPRESENTATIONS AND WARRANTIES..........................................................................4

3.  THE LOAN................................................................................................6

4.  INTEREST................................................................................................7

5.  REPAYMENT, PREPAYMENT AND CANCELLATION..................................................................8

6.  CONDITIONS PRECEDENT....................................................................................9

7.  MARKET DISRUPTION.......................................................................................9

8.  CHANGE OF LAW OR CIRCUMSTANCES.........................................................................10

9.  TAXES AND OTHER DEDUCTIONS.............................................................................11

10. FEES AND EXPENSES......................................................................................11

11. PAYMENTS AND EVIDENCE OF DEBT..........................................................................12

12. UNDERTAKINGS...........................................................................................12

13. EVENTS OF DEFAULT......................................................................................13

14. INDEMNITIES............................................................................................15

15. AMENDMENT AND WAIVER...................................................................................16

16. ASSIGNMENT.............................................................................................16

17. MISCELLANEOUS..........................................................................................16

18. NOTICES................................................................................................17

19. GOVERNING LAW AND JURISDICTION.........................................................................17

SCHEDULE L. FORM OF NOTICE OF DRAWING......................................................................19

THIS AGREEMENT is made on the ___ day of June 2002

BETWEEN:

(1) HARVEST NATURAL RESOURCES, INC., a company incorporated under the laws of the State of Delaware, United States of America and having its principal place of business at 15835 Park Ten Place Drive, suite 115, Houston, Texas 77084, USA as lender (the "Lender"); and

(2) LIMITED LIABILITY COMPANY "GEOILBENT", a legal entity organized and existing under the laws of the Russian Federation with its registered address at Russia, Tyumen oblast, Yamalo-Nenetskiy Autonomous District, Purovsk region, Purpe Settlement as borrower (the "BORROWER").

WHEREAS:

(i) the Borrower has entered into a credit agreement with the European Bank for Reconstruction and Development ("EBRD") dated November 21, 1996, as amended (the "EBRD Credit Agreement"), pursuant to which EBRD has agreed, subject to the terms and conditions of the EBRD Credit Agreement, to lend to the Borrower on a revolving basis an amount not to exceed US$55,000,000;

(ii) the Borrower has entered into a credit agreement with International Moscow Bank ("IMB") dated April 9, 1997 (the "IMB CREDIT AGREEMENT"), pursuant to which IMB has agreed, subject to the terms and conditions of the IMB Credit Agreement, to lend to the Borrower on a revolving basis an amount not to exceed US$10,000,000;

(iii) the Borrower, EBRD and IMB have entered into a security agreement dated May 28, 1997 (the "Security Sharing Agreement"), pursuant to which the Borrower, subject to the terms and conditions of the Security Sharing Agreement, secured the amounts owing under the EBRD Credit Agreement and under the IMB Credit Agreement;

(iv) the Lender, the Borrower, EBRD, IMB, Open Joint Stock Company "Purneftegazgeologia" ("PGG") and Open Joint Stock Company "Rosneft - Purneftegaz" ("PNG") have entered into the performance, subordination and share retention agreement dated April 9, 1997 (the "Shareholders Support Agreement"), which was amended on January 3, 2002 to replace PGG and PNG with Open Joint Stock Company "MINLEY";

(v) the Borrower intends to obtain credit facilities in the amount of US $2,500,000 and the Lender agrees to extend to the Borrower credit facilities in the amount of US$2,500,000; and

(vi) the Borrower and the Lender acknowledge and agree that the credit facilities extended hereunder shall constitute the Subordinated Shareholder Loan, as defined in the EBRD Credit Agreement and in the IMB Credit Agreement, and the Junior Indebtedness, as defined in the Shareholders Support Agreement,

IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1 Definitions. Wherever used in this Agreement or the schedules hereto, unless the context requires otherwise, terms defined in the Recitals shall have the meaning assigned to them in such Recitals, terms defined in the EBRD Credit Agreement, the IMB Credit Agreement, the Shareholders Support Agreement and the Security Sharing Agreement shall have the same meaning in this Agreement and the following terms shall have the following meaning:

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are generally open for business in Moscow, Russia, and Houston, Texas, the United States of America, and, if on that day a payment is to be made under this Agreement, in New York City, the United States of America and, if on the date for which LIBOR is to be determined under this Agreement, in London, England;

         "EBRD LOAN" means the Loan extended to the Borrower by EBRD under the EBRD Credit Agreement;

         "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 13.1 and "POTENTIAL EVENT OF DEFAULT" means any event or circumstance which, with the giving of notice and/or the passage of time and/or the satisfaction of any applicable condition (or any combination of them) may become an Event of Default;

         "FINANCING AGREEMENTS" means the EBRD Credit Agreement, the IMB Credit Agreement, the Security Sharing Agreement and the Shareholders Support Agreement;

         "IMB LOAN" means the loan extended to the borrower by IMB under the IMB Credit Agreement;

         "INTEREST PAYMENT DATE" means the last day of an Interest Period, however, any such date shall not be earlier than January 15, 2004;

         "INTEREST PERIOD" means, in relation to the Loan an interest period ascertained in accordance with Clause 4;

         "LIBOR" means the rate per annum (rounded upwards, if necessary, to the nearest integral multiple of 1/16%) reported on the date two Business Days prior to the day on which the Loan was extended in the Money Rates section of the Wall Street Journal for U.S. Dollar deposits having a term of six months;

         "LOAN" means the aggregate principal amount extended to the Borrower under this Agreement;

         "NOTICE OF DRAWING" means a notice substantially in the form set out in
         Schedule 1;

         "REPAYMENT DATE" means January 6, 2004 or the last Business Day of each subsequent sixth months period as provided in Clause 13.4 (a);

         "RUSSIAN BANK ACCOUNT" means US Dollars bank account of the Borrower No. 40702840400010003823 (605162 USD 4010 02), opened and maintained with IMB;

         "SENIOR LENDERS" means EBRD and IMB; and

         "US DOLLARS" and "USS" mean the lawful currency of the United States of America.

1.2 Construction. In this Agreement, unless the context requires otherwise, any reference to:

         "ASSET" includes any asset, revenue, property or right and includes uncalled capital;

         "AUTHORIZATION" includes any approval, consent, license, permit, franchise, permission, registration, resolution, direction, declaration or exemption;

         "INCLUDING" or "includes" means including or includes without limitation;

         "INDEBTEDNESS" includes any obligation for the payment or repayment of money, whether present or future, actual or contingent;

         "LAW" and/or "regulation" includes any constitutional provision, treaty, convention, law or subordinate legislation;

         "ORDER" includes any judgment, injunction, decree, determination or award of any court or arbitration tribunal;

         "PERSON" includes any individual, company, body corporate or unincorporated or other juridical person, partnership, firm, joint venture or trust or any federation, state or subdivision thereof or any government or agency of any of the foregoing;

         "TAX" includes any tax, levy, duty, charge, value added tax, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority and includes any interest, penalty or other charge payable or claimed in respect thereof, and "taxation" shall be construed accordingly; and

         "WINDING-UP" includes any winding-up, liquidation, dissolution or comparable process in any jurisdiction.

1.3 Successors and Assigns. The expressions "BORROWER" and "LENDER" shall, where the context permits, include their respective successors and permitted assigns and any persons deriving title under them.

1.4 Miscellaneous. In this Agreement, unless the context requires otherwise:

         (a) Statutes: references to statutory provisions shall be construed as references to 4, those provisions as amended, modified, re-enacted or replaced from time to time;

         (b) Construction: words importing the singular include the plural and vice versa and words importing a gender include every gender;

         (c) Finance Documents: references to this Agreement, the EBRD Credit Agreement, the IMB Credit Agreement, the Security Sharing Agreement or the Shareholders Support Agreement shall be construed as references to such agreement as the same may be amended, supplemented or novated from time to time;

         (d) Clauses, Etc.: references to Clauses and Schedules are to clauses of and schedules to this Agreement and references to this Agreement include its Schedules; and

         (e) Headings: clause headings are inserted for reference only and shall be ignored in construing this Agreement.

2.       REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. The Borrower represents and warrants to the Lender that:

         (a) No Consent Required: the Borrower is entitled to enter into this Agreement without consent of any other party, except as provided under Clause 6;

         (b) No Breach of Obligation: the Borrower's entering into this Agreement does not violate any of the Borrower's undertakings, covenants and other obligations under the Financing Agreements;

         (c) No Effect on Repayment of Loans: the Borrower's entering into this Agreement will have no material adverse effect on the repayment of the EBRD Loan and the IMB Loan;

         (d) Corporate Existence: the Borrower is duly organized as a limited liability company and validly existing under the laws of the Russian Federation, and has full power, authority and legal right to own its assets and to carry on its business;

         (e) Capacity: the Borrower has full power, authority and legal right, and all necessary corporate action has been taken in order to authorize the Borrower, to enter into and to exercise its rights and perform its obligations under this Agreement;

         (f) Documents Valid and Enforceable: this Agreement constitutes legal, valid and binding obligations of the Borrower enforceable in accordance with their terms;

         (g) Authorizations: all authorizations required from any governmental or other authority or required to be obtained by the Borrower from any of its participants or creditors or any other person for or in connection with the execution, validity, performance and enforceability of this Agreement have been obtained and are in full force and effect at any time during the term of this Agreement;

         (h) Obligations Permitted: the execution by the Borrower of this Agreement and/or the performance by the Borrower of any of its obligations and/or the exercise by the Borrower of any of its rights under this Agreement will not:

                  (i) conflict with or result in a breach of any law, regulation, judgment, order, authorization, agreement or obligation applicable to it; or

                  (ii) cause any limitation placed on it or the powers of its directors to be exceeded; or

                  (iii) result in the creation of or oblige the Borrower to create an encumbrance over any of its assets;

         (i) Litigation: no litigation, arbitration or administrative proceeding or other dispute is currently taking place or pending or threatened against the Borrower or any of its assets which, in any single case or taken together, could have a material adverse effect on the business or financial condition or prospects of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement;

         (j) No Breach of Law: the Borrower is not in default under any law, regulation, judgment, order, authorization, agreement or obligation applicable to it or any of its assets, the consequences of which default could have a material adverse effect on:

                  (i) the business or financial condition or prospects of the Borrower; or

                  (ii) the ability of the Borrower to perform its obligations under this Agreement;

         (k) Default: no Event of Default or potential Event of Default has occurred and is continuing;

         (l) Financial Statements: the most recent financial statements of the Borrower for the time being were prepared both in accordance with applicable laws and regulations of Russia and, separately in accordance with generally accepted accounting principles in the United States of America and policies consistently applied and show a true and fair view of the financial position of the Borrower as at the end of, and the results of its operations for, the financial period to which they relate; and there has been no material adverse change in the business or financial condition or prospects of the Borrower since the date of such financial statements;

         (m) Information: all information supplied by or on behalf of the Borrower to the Lender in connection with the Loan is true and accurate in all respects and all forecasts and projections contained therein were arrived at after due and careful consideration on the part of the Borrower and were, in its considered opinion, fair and reasonable when made; the Borrower is not aware of any fact which has not been disclosed in writing to the Lender which might have a material effect on any such information, forecasts or projections or which might reasonably be expected to affect the willingness of the Lender to lend upon the terms of this Agreement; and

         (n) No Immunity: the Borrower is generally subject to civil law and to legal proceedings and neither the Borrower nor any of its assets is entitled to any immunity or privilege from any set-off, judgment, execution, attachment or other legal process.

2.2 Continuing Representation and Warranty. The Borrower undertakes with the Lender that the representations and warranties set out in Clause
         2.1 will be true and accurate, and the Borrower shall be deemed to repeat such representations and warranties on each day throughout the continuation of this Agreement.

2.3 Acknowledgement of Reliance. The Borrower acknowledges that the Lender has entered into this Agreement in reliance upon the representations and warranties contained in this Clause 2 which inter alia present a security to the Lender for the due repayment of the Loan.

3.       THE LOAN

3.1 Amount. Subject to the provisions of this Agreement, the aggregate principal amount of the Loan available to the Borrower is US$2,500,000 (two million five hundred thousand).

3.2 Delivery. Subject to the provisions of this Agreement, the Loan shall be extended to the Borrower in a lump sum.

3.3 Purpose. The Borrower shall use the proceeds of the Loan for the purpose of payment of outstanding taxes payable, salaries payable and trade accounts payable.

3.4 Extension of the Loan. The Lender shall extend the Loan to the Russian Bank Account on or before the 10th Business Day after signing this Agreement, provided that:

         (a) Notice of Drawing: not later than 4:00 p.m. (Moscow time) on the second Business Day before the date on which the Loan is to be extended (or at such later time as the Lender may approve), the Lender shall have received a duly completed and signed Notice of Drawing (being an original or a fax or a telex);

         (b) Conditions Precedent: all conditions precedent described in Clause 6 of this Agreement shall have been fulfilled;

         (c) No Default: no Event of Default or potential Event of Default shall have occurred or would occur as a result of the Loan being extended; and

         (d) Representations Correct: all representations and warranties made by the Borrower in or in connection with this Agreement shall be true and correct as at the date on which the Loan is to be extended with reference to the facts and circumstances then existing.

3.5 Notice of Drawing. The Notice of Drawing, once given, shall be binding on the Borrower. If for any reason the Borrower fails to draw the Loan in accordance with the Notice of Drawing, then the Borrower shall on demand pay to the Lender such amount as the Lender, acting in good faith, may certify to be necessary to compensate it for any loss or expense incurred in liquidating or redeploying funds acquired or arranged to fund the Loan or in terminating any such arrangement.

4.       INTEREST

4.1 Interest. The Borrower shall pay interest on the Loan in accordance with the provisions of this Clause 4.

4.2 Interest Periods. Interest periods applicable to the Loan shall be periods of 3 (three) months (each an "Interest Period") provided that:


         (a) First Interest Period: the first Interest Period in relation to the Loan shall commence on the date of extension of the Loan and shall end on January 6, 2004; and

         (b) Subsequent Interest Periods: each Interest Period after the first Interest Period shall commence on the last Business Day of the preceding Interest Period and shall end on the last Business Day of the third calendar month calculated from such date.

4.3 Interest Rate. The interest applicable to the Loan shall be at a rate equal to:

         (a) First Interest Rate: for the period from the extension of the Loan until January 6, 2004 the Interest rate shall be equal to LIBOR;

         (b) Second Interest Rate: for the period from January 7, 2004 until December 31, 2004 the Interest rate shall be equal to 8%;

         (c) Third Interest Rate: for the period from January 1, 2005 until the date on which the Loan will be repaid in full the Interest rate shall be equal to 12%.

4.4 Calculation of Interest. The rate of interest applicable to the Loan or the relevant part thereof for each Interest Period shall be the rate per annum determined by the pursuant to Clause 4.3 for the Interest Period. Interest shall be calculated on the basis of the actual number of days elapsed, including the first day of the period during which it accrues but excluding the last day. Interest shall accrue from day to day and shall be paid in arrears on each Interest Payment Date. The Lender shall notify the Borrower of each interest rate determined under this Clause.

4.5 Payment of Interest. The Borrower shall pay interest on the Loan only after receipt of the written consent of the Senior Lenders on such payment if and when such consent is required pursuant to the Financing Agreements, unless otherwise provided by the Financing Agreements. If the consent of the Senior Lenders is not required for such interest payment, then the Borrower need not obtain such consent before payment of interest on the Loan. If the consent of the Senior Lenders is required and the Senior Lenders do not give a written consent, the payment of interest on the Loan shall be transferred to the following Interest Payment Date. If the payment of interest on the Loan is transferred to the following Interest Payment Date, then the Borrower must again seek the consent of the Senior Lenders, if so required by the Financing Agreements. This Clause 4.5 shall cease to be applicable to the extent that the EBRD Loan and the IMB Loan are no longer outstanding.

5.       REPAYMENT, PREPAYMENT AND CANCELLATION

5.1 Repayment. The Borrower shall repay the Loan in a lump sum on the Repayment Date. Any prepayment pursuant to Clause 5.2 shall reduce the amount of the remaining Loan to be repaid.

5.2 Prepayment. The Borrower may prepay all or part of the Loan on the last Business Day of any Interest Period provided that:

         (a) Permission: the Senior Lenders have permitted such prepayment if and when such permission is required pursuant to the Financing Agreements, unless otherwise provided in the Financing Agreements; if the Financing Agreements do not require the consent of the Senior Lenders, then the permission of the Senior Lenders is not required; (this Clause 5.2 (a) shall cease to be applicable to the extent that the EBRD Loan and the IMB Loan are no longer outstanding);

         (b) Notice: the Borrower shall have given to the Lender not less than 30 days' prior written notice specifying the amount to be prepaid and the date of prepayment;

         (c) Procedure: prepayment shall be effected in compliance with the procedures of the Financing Agreements;

         (d) Amount: the amount of any partial prepayment shall be at least US$250,000 (two hundred fifty thousand) and an integral multiple of US$50,000 (fifty thousand);

         (e) Payments Current: all other sums then due and payable under this Agreement shall have been paid; and

         (f) Commission: at the time of prepayment the Borrower shall pay to the Lender a prepayment fee equal to one half of one percent (0.5%) of the amount prepaid.

5.3 Provisions Applicable to Prepayments. Any notice of prepayment given by the Borrower under any provision of this Agreement shall be binding on the Borrower. If for any reason the Borrower fails to make a prepayment in accordance with such notice, then the Borrower shall on demand pay to the Lender such amount as the Lender, acting in good faith, may certify to be necessary to compensate it for any loss or expense incurred as a consequence of such failure.

6.       CONDITIONS PRECEDENT

6.1 General: The Lender shall not be obliged to extend the Loan to the Borrower, and the Borrower shall not give a Notice of Drawing, unless and until:

         (i) Corporate Actions: the Borrower has fulfilled all corporate actions and obtained all corporate approvals required for entering into this Agreement, including, but not limited to, approval of the Borrower's general participants meeting of this Agreement as an interested party transaction;

         (ii) Currency Control: the Borrower has fulfilled all Russian currency control requirements, including, but not limited to filing official documents with respect to this Agreement to IMB as Russian currency control agent; and

         (iii) Notification: the Borrower has notified the Senior Lenders about the Borrower's intention to draw down on the Loan and the Senior Lenders have consented in writing to the Borrower entering into this Agreement and drawing down the Loan.

6.2 Notice: The Lender shall notify the Borrower when it has received all the documents and evidence referred to in Clause 6.1 and has found them to be satisfactory in form and substance.

7.       MARKET DISRUPTION

7.1 Market Disruption. If in relation to any Interest Period the Lender determines (which determination shall be conclusive and binding) that:

         (a) Interbank Market: by reason of circumstances affecting the London interbank market generally, adequate and fair means do not exist for ascertaining LIBOR for that Interest Period; or

         (b) Deposits: deposits in US Dollars in the amount required for that Interest Period are not available to the Lender in the London interbank market; or

         (c) LIBOR: that LIBOR does not adequately reflect the cost to the Lender of obtaining funds for that Interest Period,

         the Lender shall promptly notify the Borrower accordingly, and an alternative basis shall be agreed in accordance with Clause 7.2.

7.2 Alternative Basis by Agreement. As soon as practicable after such notification, the Borrower and the Lender shall negotiate in good faith with a view to agreeing upon an alternative basis for funding the Loan and determining the applicable interest rate. If an alternative basis is agreed in writing within a period of 30 days after such notification or such longer period for negotiation as the parties may agree, the alternative basis shall take effect in accordance with its terms.

7.3 Failure to Agree. If an alternative basis is not agreed pursuant to Clause 7.2:

         (a) Loan Undrawn: if the Loan has not previously been extended, the Loan shall be cancelled and the Borrower shall pay all sums accrued or owing under this Agreement at the end of the period for negotiation referred to in Clause 7.2; or

         (b)      Loan Outstanding: if the Loan has previously been extended:

                  (i) the Borrower shall pay interest on the Loan for the relevant Interest Period at the rate from time to time determined by the Lender to be the aggregate of
                           (1) the respective interest rate as established in Clause 4.3 and (2) the rate per annum representing the cost to the Lender of funding or maintaining the Loan during the relevant Interest Period from such sources and otherwise on such basis as the Lender may reasonably select; and

                  (ii) the Borrower may, by giving written notice to the Lender, elect to prepay the Loan in full. Such notice shall specify a prepayment date, which is not less than 30 days after the notice is given. The prepayment shall be effected only upon the written consent of the Senior Lenders, unless otherwise provided by the Financing Agreements. On the specified date the Borrower shall prepay the Loan in full together with interest thereon from the beginning of the relevant Interest Period to the date of prepayment calculated in accordance with paragraph
                           (i) above. (Unless and until such notice is given, the parties shall from time to time review whether or not the relevant circumstances referred to in Clause
                           7.1 still apply, with a view to reverting to the application of Clause 4 as soon as practicable.)

8.       CHANGE OF LAW OR CIRCUMSTANCES

8.1 Unlawfulness. If it becomes unlawful or contrary to any requirement of any governmental, fiscal, monetary or other authority (whether or not having the force of law) for the Lender to give effect to its obligations under this Agreement or to fund the Loan or any part thereof, the Borrower shall forthwith prepay the Loan in full together with all interest accrued thereon and other sums outstanding under this Agreement. The prepayment shall be effected only upon the written consent of the Senior Lenders, unless otherwise provided by the Financing Agreements.

9.       TAXES AND OTHER DEDUCTIONS

9.1 No Deductions or Withholdings. All sums payable by the Borrower under this Agreement shall be paid in full without set-off or counterclaim or any restriction or condition and, except to the extent required by any law of the Russian Federation or regulation, free and clear of any deduction or withholding on account of tax or otherwise. If the Borrower or any other person is required by any law or regulation to make any such deduction or withholding, the Borrower shall, together with the relevant payment, pay such additional amount as will ensure that the Lender receives and is entitled to retain, free and clear of any such deduction or withholding, the full amount which it would have received if no such deduction or withholding had been required.

9.2 Tax Treaties. The Lender shall notify the Borrower of any tax treaty exemptions from withholding tax that may be available to the Lender in connection with any sum payable under this Agreement and submit to the Borrower the necessary documents for purposes of confirming such exemption.

9.3 Receipts. The Borrower shall, within the required time period, pay or cause to be paid over to the relevant taxation or other authority the full amount of any deduction or withholding as referred to in Clause 9.1, and shall promptly forward to the Lender copies of official receipts or other evidence satisfactory to the Lender showing that such payment has been made.

9.4 Notification. If at any time the Borrower becomes aware that any deduction or withholding as referred to in Clause 9.1 is or will be required or that the basis for calculation thereof has been or will be changed, it shall promptly notify the Lender and supply details of such requirement or change.

10.      FEES AND EXPENSES

10.1 Enforcement Costs. The Borrower shall within 30 days after written demand pay or reimburse to the Lender all reasonable costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses and any applicable value added tax or similar tax) incurred by the Lender:

         (a) Rights and Remedies: in exercising any of its rights or powers under this Agreement or in suing for or seeking to recover any sums due or otherwise preserving or enforcing its rights, powers and remedies under this Agreement, except claims in which the Lender's gross negligence, wilful misconduct or breach of this Agreement is proven; and

         (b) Defense of Claims: in defending any claims brought against it in respect of this Agreement.

10.2 Consent of the Senior Lenders. Any sum provided for in this Clause 10 shall be paid by the Borrower only upon receipt of a written consent of the Senior Lenders on the respective payment, if and when such consent is required pursuant to the Financing Agreements, unless otherwise provided in the Financing Agreements. If the consent of the Senior Lenders is not required for such payment, then the Borrower need not obtain such consent before payment. If the consent of the Senior Lenders is required and the Senior Lenders do not give a written consent, the payment of the respective sum shall be effected as soon as either the Senior Lenders give a written consent on payment of this sum or the consent of the Senior Lenders is no longer required, then the payment shall be effected immediately. This Clause
         10.2 shall cease to be applicable to the extent that the EBRP Loan and the IMB Loan are no longer outstanding.

11.      PAYMENTS AND EVIDENCE OF DEBT

11.1     Delivery. The Lender shall transfer the Loan to the Russian Bank
         Account.

11.2 Payments by Borrower. All payments by the Borrower under this Agreement shall be made to the Lender, in US Dollars not later than 15:00 (Moscow time) on the relevant due Business Day in same day funds to the account designated by the Lender.

11.3 Allocation of Receipts. If any amount received by the Lender in respect of sums due from the Borrower hereunder is less than the full amount due, the Lender shall have the right to allocate the amount received towards principal, interest, expenses and/or other sums owing under this Agreement as it considers appropriate.

11.4 Business Days. If any sum would otherwise become due for payment hereunder on a day which is not a Business Day, that sum shall become due on the next following Business Day, except that if any payment would then become due in another calendar month such payment shall become due on the immediately preceding Business Day. Interest shall be adjusted accordingly.

11.5 Evidence of Debt. The Lender shall maintain accounts recording the amounts from time to time owing by the Borrower hereunder. In any legal proceeding and otherwise for the purposes of this Agreement the entries made in such accounts shall, in the absence of manifest error, be conclusive and binding on the Borrower as to the existence and amount of the obligations of the Borrower recorded therein.

11.6 Certificate Conclusive and Binding. Where any provision of this Agreement provides that the Lender may certify or determine an amount or rate payable by the Borrower, a certificate by the Lender as to such amount or rate shall be conclusive and binding on the Borrower in the absence of manifest error.

12.      UNDERTAKINGS

12.1 General Undertakings. The Borrower undertakes to the Lender that so long as any sum is or may become payable under this Agreement the Borrower will, unless the Lender otherwise agrees in writing:

         (a)      Notification: promptly inform the Lender of:

                  (i) the occurrence of any Event of Default or potential Event of Default;

                  (ii) any significant litigation, arbitration or administrative proceeding or other dispute;

                  (iii) any other event or circumstance which could have a material adverse effect on the business or financial condition or prospects of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement;

         (b) Loan Proceeds: use the proceeds of the Loan exclusively for the purposes specified in Clause 3.3.

13.      EVENTS OF DEFAULT

13.1 Events of Default. The following events and circumstances shall be an Event of Default:

         (a) Failure to Pay: the Borrower fails to pay any sum payable under this Agreement within three Business Days of the date on which it is due and otherwise in accordance with the provisions hereof, except as provided in Clause 13.4;

         (b) Event of Default under other Agreements: an event of default under the EBRD Credit Agreement and the IMB Credit Agreement occurred;

         (c) Performance of Other Obligations: the Borrower fails duly to perform or comply with any of its obligations or undertakings under this Agreement and in the case only of a failure which in the reasonable opinion of the Lender is capable of remedy and which is not a failure to pay money, the Borrower does not remedy that failure to the Lender's satisfaction within 14 days (or such longer period as the Lender may approve), after receipt of written notice from the Lender requiring it to do so;

         (d) Representations and Warranties: any representation or warranty made or deemed to be made by the Borrower in or in connection with this Agreement proves to have been incorrect or misleading in any material respect;

         (e) Insolvency Proceedings: the Borrower applies for or consents to the appointment of any external manager, liquidator, receiver, trustee or administrator for all or a substantial part of its assets, or any external manager, liquidator, receiver, trustee or administrator is appointed for the Borrower; or the Borrower institutes (by petition, application, answer, consent or otherwise) any proceeding for the winding-up, insolvency, bankruptcy, administration, reorganization, or reconstruction of the Borrower or any such proceeding shall be instituted against the Borrower and shall remain undismissed, undischarged or unstayed for a period of 60 days;

         (f) Analogous Proceedings: any event occurs in any jurisdiction which in the reasonable opinion of the Lender has an effect analogous to any of the events described in paragraph (e) above;

         (g) Borrower's Business: the Borrower ceases to carry on the business of development, ownership and operation of an oil and gas business;

         (h) Expropriation: any governmental or other authority (whether de jure or de facto) nationalizes, compulsorily acquires, expropriates or seizes all or any substantial part of the business or assets of the Borrower;

         (i)      Enforceability of Obligations:

                  (i) any law, regulation or order, or any change in any law or regulation, does or purports to vary, suspend, terminate or excuse performance by the Borrower of any of its obligations under this Agreement;

                  (ii) this Agreement or any provision hereof ceases for any reason to be in full force and effect or becomes unenforceable;

                  (iii) the Borrower disputes the validity or enforceability of or purports to terminate or repudiates this Agreement;

                  (iv) it becomes unlawful or impossible for the Borrower to perform any of its obligations under this Agreement or for the Lender to exercise all or any of its rights, powers and remedies hereunder or thereunder;

         (j) Material Adverse Change: any situation occurs which gives grounds to believe that the ability of the Borrower to perform its obligations under this Agreement has been or will be materially and adversely affected;

13.2 Declarations. If an Event of Default has occurred and is continuing the Lender may, by written notice to the Borrower:

         (a) Acceleration: declare the Loan, accrued interest and all other sums payable hereunder to be, whereupon they shall become:

                  (i) immediately due and payable without further demand, notice or other legal formality of any kind; or

                  (ii) payable immediately upon demand, which may be made by the Lender at any time thereafter; and/or

         (b) Termination: if the Loan has not been extended, declare the Loan terminated, whereupon the obligations of the Lender shall immediately cease.

13.3 Senior Lenders Consent. Any accelerated repayment under Clause 13.2 may be effected only upon a prior consent of the Senior Lenders if and when such consent is required under the Financing Agreements, unless otherwise provided by the Financing Agreements. This Clause 13.3 shall cease to be applicable to the extent that the EBRD Loan and the IMB Loan are no longer outstanding.

13.4 Senior Lenders Refusal. If the Event, described in Clause 13.1 (a) occurred because of the Senior Lenders' refusal to give a written consent to the Borrower on repayment of the respective sum, if such consent of the Senior Lenders was required pursuant to the Financing Agreements, such event shall not be regarded as an Event of Default and the following consequences will apply:

         (a) The Loan: if the Borrower fails to repay the Loan, the Repayment Date shall be postponed for an additional six months;

         (b) Interest: if the Borrower fails to repay interest on the Loan, the payment of the respective interest shall be transferred to the nearest Interest Payment Date; and

         (c) Other Sum: if the Borrower fails to repay any other sum under this Agreement, the payment of such sum shall be effected as soon as either the Senior Lenders give a written consent on repayment of this sum or the consent of the Senior Lenders is no longer required, then the payment shall be effected immediately.

13.5 Non-repayment of the Loan. Non-repayment of the Loan or any part of the Loan on January 6, 2004 shall not result in any penalties to the Borrower.

14.      INDEMNITIES

14.1 General Indemnity. The Borrower shall indemnify the Lender against all losses, liabilities, damages, costs and expenses which the Lender may incur as a consequence of any Event of Default or any other breach by the Borrower of any of its obligations under this Agreement or otherwise in connection with this Agreement (including any loss or expense incurred in liquidating or redeploying funds acquired or arranged to fund or maintain the Loan or any unpaid sum or in terminating any such arrangement or any hedging arrangement in respect of this Agreement, and any interest or fees incurred in funding any unpaid sum).

14.2 Currency Indemnity. US Dollars shall be the currency of account and of payment in respect of sums payable by the Borrower under this Agreement. If an amount is received in another currency, the Borrower's obligations under this Agreement shall be discharged only to the extent that upon receipt of such amount the Lender may purchase US Dollars with such other currency in accordance with normal banking procedures by applying the Lenders' official exchange rate on the date of conversion. If the amount in US Dollars, which may be so purchased, after deducting any costs of exchange and any other related costs, is less than the relevant sum payable under this Agreement, the Borrower shall indemnify the Lender on demand against the shortfall. This indemnity shall be an obligation of the Borrower independent of and in addition to its other obligations under this Agreement.

15.      AMENDMENT AND WAIVER

15.1 Amendment. Any amendment of any provision of this Agreement shall only be effective if made in writing and signed by the Lender and the Borrower, and any waiver of any default under this Agreement shall only be effective if made in writing and signed by the Lender. The Borrower and the Lender hereby agree to do their best efforts to amend this Agreement in the following instances:

         (a) Invalidity to Repay the Loan: if it becomes obvious in the course of executing this Agreement that the Borrower due to its financial standing will be unable to repay the Loan on the Repayment Date or such repayment will have a material adverse effect on repayment of the EBRD Loan and the IMB Loan, the Borrower and the Lender upon their mutual consent shall amend this Agreement so that the Repayment Date shall be respectively extended;

         (b) Amendment of the Financing Agreements: if the Financing Agreements shall be amended in such manner that the amended provisions will have some material adverse effect on the provisions of this Agreement, the Borrower and the Lender upon their mutual consent shall respectively amend this Agreement.

15.2 Waiver. Time is of the essence of the Borrower's obligations under this Agreement but no failure or delay by the Lender in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and do not exclude any other rights, powers and remedies provided by law.

16.      ASSIGNMENT

16.1 Assignment. The Lender shall have the unilateral right to assign its rights under this Agreement to an affiliated entity without the prior consent of the Borrower.

17.      MISCELLANEOUS

17.1 Execution. This Agreement shall be effective as from the date of this Agreement. This Agreement shall be executed in four originals, one English and one Russian original for each party.

17.2 Language of Agreement. This Agreement shall be executed in English and in Russian, with both texts having equal effect, provided, however, that in the event of any inconsistencies between the English and the Russian texts of the Agreement the English language version shall prevail.

18.      NOTICES.

18.1 Delivery. Each notice, demand or other communication to be given or made under this Agreement shall be in writing and delivered by hand, by internationally recognized express mail courier or by fax to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by not less than 7 days' prior written notice specified to the other party):

         To the Lender:     Harvest Natural Resources, Inc.
                            15835 Park Ten Place Drive, Suite 115
                            Houston, Texas, 77084
                            United States of America

                            Fax Number: (281) 579-6702
                            Attention: Chief Financial Officer

         To the Borrower:   Limited Liability Company "Geoilbent"
                            Post Box # 46, Gubkinsky City,
                            Yamal-Nenetz Autonomous
                            Region, 629830, Russian Federation

                            Fax Number: (34536) 51137
                            Attention: General Director

18.2 Deemed Delivery. Any notice, demand or other communication addressed to any relevant party in accordance with Clause 17.1 shall be deemed to have been delivered:

         (a) Letter: if given or made by letter, when actually delivered to the relevant address; and

         (b) Fax: if given or made by fax, when dispatched with a fax transmission report showing that the entire communication was received,

provided that a communication which is received after 5:00 p.m. on a working day or on a day which is not a full working day in the place of receipt shall be deemed to be delivered on the next full working day in that place.

18.3 Language. Each notice or other communication under this Agreement shall be in Russian or in English, provided, however, that in the event of any inconsistencies between the English and the Russian texts of the notice or other communication the English language version shall prevail.


19.      GOVERNING LAW AND JURISDICTION

19.1 Law: This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas, United States of America.

19.2 Jurisdiction. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American

         Arbitration Association under its Commercial Arbitration Rules, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. The number of arbitrators shall be one (1). The language of the arbitration shall be the English language. The place of arbitration shall be Houston, Texas, United States of America.

IN WITNESS whereof this Agreement has been executed by the parties to it on the date stated at the beginning of this Agreement.

                          THE LENDER                                                     THE BORROWER
                          ----------                                                     ------------

                 SIGNED for and on behalf of                                      SIGNED for and on behalf of
               Harvest Natural Resources, Inc.                               Limited Liability Company "Geoilbent"

         --------------------------------                                    --------------------------------
         Name:                                                               Name:
                -------------------------                                           -------------------------
         Title:                                                              Title:
                -------------------------                                           -------------------------


         --------------------------------                                    --------------------------------
         Name:                                                               Name:
                -------------------------                                           -------------------------
         Title:                                                              Title:
                -------------------------                                           -------------------------

                      SCHEDULE 1. FORM OF NOTICE OF DRAWING


From:    LIMITED LIABILITY COMPANY "GEOILBENT"

To:      HARVEST NATURAL RESOURCES, INC.

                                                                       [DATE]

Dear Sirs,

US$2,500,000 CREDIT FACILITY: LOAN AGREEMENT DATED JUNE   , 2002

We refer to the above Loan Agreement, and hereby give notice that we wish to draw the Loan on ________ in the amount of US$2,500,000 (two million five hundred thousand).

The Loan should be disbursed in accordance with Clause 11.1 of the Loan
Agreement.

We confirm that:

         (a) the representations and warranties set out in the Loan Agreement repeated with reference to the facts and circumstances existing on the date of this notice, remain true and correct;

         (b) no Event of Default or potential Event of Default has occurred which remains unwaived or unremedied or would result from the extension of the Loan; and

         (c) the proceeds of the Loan shall be used exclusively for the purpose specified in Clause 3.3 of the Loan Agreement.

Terms defined in the Loan Agreement have the same meaning when used in this notice.

For and on behalf of
Limited Liability Company "Geoilbent"

------------------------------------
Name:
      ------------------------------
Title:
       -----------------------------


------------------------------------
Name:
      ------------------------------

------------------------------------